Exhibit 99.1

IVAX DIAGNOSTICS REPORTS THIRD QUARTER RESULTS

MIAMI—(BUSINESS WIRE)—November 14, 2007—IVAX Diagnostics, Inc. (AMEX:IVD) reported net revenues for the third quarter of 2007 of $4,972,000, a 2.5% increase over net revenues of $4,852,000 for the same period of 2006. IVAX Diagnostics reported a net loss of $7,841,000 for the third quarter of 2007 compared to a net loss of $1,268,000 for the third quarter of 2006. Net revenues for the nine months ended September 30, 2007 totaled $15,039,000, an increase of $106,000, or 0.7%, from net revenues of $14,933,000 for the comparable period of the prior year. Net loss for the nine months ended September 30, 2007 was $8,542,000 compared with a net loss of $2,183,000 for the comparable period of the prior year.

As previously announced, IVAX Diagnostics’ results for the three and nine month periods ended September 30, 2007 were impacted by two non-cash charges totaling $7,526,000 recorded in the third quarter of 2007. The first of these non-cash charges is associated with the write-off of PARSEC® System related assets included in inventory, property and equipment, equipment on lease and other current assets totaling $1,674,000 as a result of IVAX Diagnostics’ previously announced decision that it intends to change its strategic direction to focus on the development of the new Mago® 4 instrument, the upgraded version of the existing Mago® Plus instrument, and to place any further development of the PARSEC® System on hold indefinitely. The second of these non-cash charges is associated with IVAX Diagnostics’ write-off of goodwill of $5,852,000, of which $4,672,000 is related to Delta Biologicals, IVAX Diagnostics’ Italian subsidiary, and $1,180,000 is related to ImmunoVision, IVAX Diagnostics’ subsidiary located in Arkansas. This write-off was principally the result of IVAX Diagnostics’ previously announced impairment analysis performed due to the recent significant decline in its market capitalization to below book value, as well as IVAX Diagnostics’ decision to place any further development of the PARSEC® System on hold indefinitely.

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc., headquartered in Miami, Florida, develops, manufactures and markets proprietary diagnostic reagents, instrumentation, and software in the United States and Italy through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l., and ImmunoVision, Inc. Teva Pharmaceutical Industries Limited, through its wholly-owned IVAX Corporation subsidiary, owns approximately 72% of IVAX Diagnostics, Inc.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: that IVAX Diagnostics may not successfully implement the change in its strategic direction to focus on the development of the new Mago® 4 instrument and to place any further development of the PARSEC® System on hold indefinitely; risks and uncertainties regarding the PARSEC® System, including, without limitation, that the PARSEC® System may not ever be available, and that IVAX Diagnostics’ international activities associated with the PARSEC® System will be adversely impacted by the change in strategic direction described above; risks and uncertainties regarding the Mago® 4, including, without limitation, that the Mago® 4 may not perform as or be available when expected or at all, that IVAX Diagnostics may not be able to submit its 510(k) application for the Mago® 4 to the Food and Drug Administration when expected or at all, that IVAX Diagnostics may not be able to obtain 510(k) clearance from the Food and Drug Administration for the Mago® 4 when expected or at all, that IVAX Diagnostics may not be able to obtain all necessary regulatory approvals for the Mago® 4 when expected or at all, that IVAX Diagnostics may not be successful in its marketing of the Mago® 4, that customers may not integrate the Mago® 4 into their operations as readily as expected, and that sales and reagent rentals of the Mago® 4 may adversely affect sales and reagent rentals of the Mago® Plus; that improved financial performance or results may not occur; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

IVAX DIAGNOSTICS, INC.

RESULTS OF OPERATIONS

(Unaudited)

	Three months		Nine months
Period Ended September 30,	2007	2006	2007	2006
Net revenues	$4,971,764	$4,851,743	$15,039,118	$14,933,117
Cost of sales	2,209,643	2,165,207	6,309,472	6,542,844

Gross profit	2,762,121	2,686,536	8,729,646	8,390,273

Operating expenses:
Selling	1,355,702	1,452,796	4,083,135	4,354,607
General and administrative	1,738,392	1,503,488	4,770,310	4,247,449
Research and development	532,653	513,626	1,612,775	1,478,364
Write-off of PARSEC® assets	1,673,824	509,000	1,673,824	509,000
Impairment of goodwill	5,852,435	—	5,852,435	—

Total operating expenses	11,153,006	3,978,910	17,992,479	10,589,420

Loss from operations	(8,390,885)	(1,292,374)	(9,262,833)	(2,199,147)

Other income:
Interest income	97,257	120,703	276,723	351,218
Other income (expense), net	18,542	(80,119)	81,672	(80,884)

Total other income, net	115,799	40,584	358,395	270,334

Loss before income taxes	(8,275,086)	(1,251,790)	(8,904,438)	(1,928,813)

(Benefit) Provision for income taxes	(434,504)	15,751	(362,839)	52,978

Loss before cumulative effect of change in accounting principle	(7,840,582)	(1,267,541)	(8,541,599)	(1,981,791)

Cumulative effect of change in accounting principle	—	—	—	(201,000)

Net loss	$(7,840,582)	$(1,267,541)	$(8,541,599)	$(2,182,791)

Net loss per share, before cumulative effect of change in accounting principle
Basic and diluted	$(0.28)	$(0.05)	$(0.31)	$(0.07)

Cumulative effect of change in accounting principle, per share
Basic and diluted	$—	$—	$—	$(0.01)

Net loss per share
Basic and diluted	$(0.28)	$(0.05)	$(0.31)	$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	27,649,887	27,649,887	27,649,887	27,635,575

Diluted	27,649,887	27,649,887	27,649,887	27,635,575

IVAX DIAGNOSTICS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$1,576,551	$1,995,730
Marketable debt securities	6,725,000	6,650,000
Accounts receivable, net of allowances for doubtful accounts of $1,408,616 in 2007 and $1,093,070 in 2006	7,306,597	7,489,272
Inventories, net	3,998,138	5,557,528
Other current assets	1,275,528	1,183,571

Total current assets	20,881,814	22,876,101

Property, plant and equipment, net	1,896,574	2,301,580
Equipment on lease, net	188,718	386,762
Product license	1,242,936	1,255,936
Goodwill, net	870,290	6,722,725
Other assets	175,135	163,998

Total assets	$25,255,467	$33,707,102

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$642,501	$935,896
Accrued license payable	567,135	526,800
Accrued expenses and other current liabilities	3,124,432	3,048,285

Total current liabilities	4,334,068	4,510,981

Other long-term liabilities:
Deferred tax liabilities	158,835	572,089
Other long-term liabilities	1,046,646	885,890

Total other long-term liabilities	1,205,481	1,457,979

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2007 and 2006	276,498	276,498
Capital in excess of par value	40,906,839	40,781,825
Accumulated deficit	(21,317,801)	(12,776,202)
Accumulated other comprehensive loss	(149,618)	(543,979)

Total shareholders’ equity	19,715,918	27,738,142

Total liabilities and shareholders’ equity	$25,255,467	$33,707,102

Contact:	Duane M. Steele
IVAX Diagnostics, Inc.
305-324-2338
www.ivaxdiagnostics.com